March 15, 2004




Dear Fellow Stockholder:

        We cordially invite you to attend the Annual Meeting of Stockholders of National Bankshares, Inc. The meeting will be held at the Best Western Red Lion Inn, at the intersection of Route 460 Bypass and Prices Fork Road, Blacksburg, Virginia, on Tuesday, April 13, 2004, at 3:00 p.m.

        The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. We will be electing your directors, and we will also report on the operations of Bankshares.

        YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. On behalf of the Board of Directors, we urge you to please sign, date and return the Proxy in the enclosed postage-paid envelope as soon as possible, even if you currently plan to attend the meeting. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting.

        Thank you for your interest and investment in National Bankshares, Inc.

                                 Sincerely,

                                 /s/ James G. Rakes
                                 -----------------------
                                 James G. Rakes
                                 Chairman
                                 President and
                                 Chief Executive Officer

                  NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS



To the Stockholders of National Bankshares, Inc.:

        This is your notice that the 2004 Annual Meeting of Stockholders of National Bankshares, Inc. ("Bankshares") will be held at the Best Western Red Lion Inn at the intersection of Route 460 Bypass and Prices Fork Road, Blacksburg, Virginia, on Tuesday, April 13, 2004, at 3:00 p.m. The Meeting is for the purpose of considering and acting upon:

1.      The election of three Class 2 directors for a term of three years each.
2. The transaction of such other business as may properly come before the Meeting or any adjournments thereof.

            NOTE: The Board of Directors is not aware of any other business to come before the Meeting.

        Only stockholders of record at the close of business on March 5, 2004 are entitled to receive notice of and to vote at the Meeting, or at any adjournments of the Meeting.

        Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement of the matters proposed to be acted upon at the Meeting.

        To assure that your shares are represented at the meeting, please complete, date, sign and mail promptly the enclosed proxy, for which a return envelope is provided. The proxy will not be used if you attend and vote in person at the meeting. You may revoke your proxy prior to actual voting of the proxy.

                                            BY ORDER OF THE BOARD OF DIRECTORS


                                            /s/ Marilyn B. Buhyoff
                                            ------------------------
                                            Marilyn B. Buhyoff
                                            Secretary and Counsel
Blacksburg, Virginia
March 15, 2004

                                 PROXY STATEMENT
                                       OF
                            NATIONAL BANKSHARES, INC.
                               101 HUBBARD STREET
                              BLACKSBURG, VA 24060
                                 P.O. BOX 90002
                            BLACKSBURG, VA 24062-9002
                                  540/951-6300
                                 --------------
                         ANNUAL MEETING OF STOCKHOLDERS
                             TUESDAY, APRIL 13, 2004

            This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the "Board") of National Bankshares, Inc. ("Bankshares" or the "Company") to be used at the 2004 Annual Meeting of Stockholders to be held at the Best Western Red Lion Inn, at the intersection of Route 460 Bypass and Prices Fork Road, Blacksburg, Virginia, at 3:00 p.m., on Tuesday, April 13, 2004, and at any adjournments of the Meeting. The approximate mailing date of the Proxy Statement, the Notice of Annual Meeting and the accompanying Proxy is March 15, 2004.

                              REVOCATION OF PROXIES

            Stockholders who execute proxies retain the right to revoke them at any time prior to the actual voting of the proxies. Proxies may be revoked by written notice received prior to the Meeting, by attending the Meeting and voting in person or by submitting a signed proxy with a later date. A written notice revoking a previously executed proxy should be sent to National Bankshares, Inc., P.O. Box 90002, Blacksburg, Virginia 24062-9002, Attention:
James G. Rakes. Unless revoked, the shares represented by properly executed proxies will be voted at the Meeting according to the instructions contained in the proxy. Where no instructions are given, proxies will be voted for the nominees for directors set forth in Proposal No. 1.

            An Annual Report to Stockholders, including the financial statements for the year ended December 31, 2003, is being mailed to you at the same time as this Proxy Statement, but should not be considered proxy solicitation material.

                      VOTING SECURITIES AND STOCK OWNERSHIP

            As of March 15, 2004, Bankshares had 3,515,377 shares of Common Stock ($2.50 par value) issued and outstanding. Each of the shares is entitled to one vote at the Annual Meeting. Only those stockholders of record at the close of business on March 5, 2004 will be entitled to vote at the Meeting or at any adjournments.

            A majority of votes entitled to be cast on matters to be considered at the Annual Meeting constitutes a quorum. If a share is represented for any purpose at the Annual Meeting, it is deemed to be present for purposes of establishing a quorum. Abstentions and shares held of record by a broker or its nominee ("Broker Shares") which are voted on any matter are included in determining the number of votes present or represented at the Annual Meeting. Broker Shares that are not voted on any matter will not be included in determining whether a quorum is present. If a quorum is established, directors will be elected by a plurality of votes cast by shares entitled to vote at the Annual Meeting. Votes that are withheld and Broker Shares that are not voted on any matter will not be included in determining the number of votes cast.

                  STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

            As of March 5, 2004, no single person or group was known to Bankshares to be the beneficial owner of more than 5% of the outstanding Common Stock of the Company.

               STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

            The following table sets forth, as of March 5, 2004, certain information regarding the beneficial ownership of Bankshares' Common Stock by each director and nominee and each named executive officer and by all directors and executive officers as a group. Unless otherwise noted in the footnotes to the table, the individuals have sole voting and investment power with respect to all outstanding shares of Common Stock shown as beneficially owned by them.

Name of                            Shares of Common                Percentage
Beneficial Owner                   Stock Beneficially              Of
                                   Owned as of March 5, 2004       Class
----------------------------------------------------------------------------
L. Allen Bowman                              13,999                *
James A. Deskins, Sr.                        6,6931.               *
F. Brad Denardo                             14,2632.               *
Paul A. Duncan                               7,0273.               *
Cameron L. Forrester                         1,8554.               *
Jack M. Lewis                                    28                *
Mary G. Miller                                  301                *
William T. Peery                            37,0045.               1.05
James G. Rakes                              36,5176.               1.04
James M. Shuler                             12,5417.               *
Jeffrey R. Stewart                           21,987                *
All current Directors and Executive
 Officers as a Group (13 persons)           166,858                4.75

----------------------------------------------------------------------------
* Represents less than 1% of the Company's outstanding Common Stock.

1. Includes 1,089 shares owned by spouse.
2. Includes 2,267 shares owned jointly with spouse, 6,707 shares owned through National Bankshares, Inc. Employee Stock Ownership Plan and 2,750 shares in vested options which may be exercised as of March 15, 2004.
3. Includes 307 shares owned by spouse and 2,341 shares owned by spouse as custodian for grandchildren. 4. Includes 110 shares owned through National Bankshares, Inc. employee stock ownership plan and 1,000 shares in vested options that may be exercised as of March 15, 2004. 5. Includes 3,630 shares owned in corporate name.
6. Includes 5,600 shares owned jointly with spouse, 11,546 shares owned through National Bankshares, Inc. Employee Stock Ownership Plan and 10,500 shares in vested options which may be exercised as of March 15, 2004.
7. Includes 1,819 shares owned by spouse and 213 shares owned jointly with spouse.

            Based upon the written representations of our directors and executive officers that no other reports were required, we believe that all of our directors and executive officers complied with the reporting requirements of
Section 16(a) of the Securities Act of 1934,

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

            Bankshares' articles of incorporation provide that the directors shall be divided into three classes (1, 2 and 3) with each class as nearly equal in number as possible and the term of office of each class ending in successive years. The articles of incorporation currently also provide that the number of directors shall be set by the bylaws, but shall not be less than nine, nor more than twenty-six. For the purpose of the election of directors at the Annual Meeting, the number of directors set forth in the bylaws is nine. The current term of office of the Class 2 directors expires at this 2004 Annual Meeting of Stockholders. The terms of Class 3 and Class 1 directors will expire in 2005 and 2006, respectively.

            The Board of Directors has nominated the serving Class 2 directors, Jack M. Lewis, James G. Rakes and Jeffrey R. Stewart, to serve a three-year term to expire at the Annual Meeting of Stockholders in 2007. The nominees were recommended by non-management directors and the Chief Executive Officer.

            It is the intention of the persons named as proxies, unless instructed otherwise, to vote for the election of the three nominees for Class 2 director. Each nominee has agreed to serve if elected. If any of the nominees shall unexpectedly be unable to serve, the shares represented by all valid proxies will be voted for the remaining nominees and such other person or persons as may be designated by the Board. At this time, the Board knows of no reason why any nominee might be unable to serve.

            The following information is provided with respect to the three nominees to serve as Class 2 director and the six incumbent directors who will be continuing in office following the Annual Meeting. All information is provided as of March 5, 2004. Incumbent director James A. Deskins, Sr. retired and resigned as President of Deskins Supermarket, Inc. on September 12, 1999. On October 13, 1999 Deskins Supermarket, Inc. filed for protection under Federal bankruptcy laws. No director or nominee is related by blood, marriage or adoption to any other director, nominee or executive officer.

            No director or nominee serves as a director of any company which has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, or is subject to the requirements of Section 15(d) of the Exchange Act, or of any company registered as an investment company under the Investment Company Act of 1940. Several Directors also currently serve as a director of one or all of the wholly owned subsidiaries of Bankshares, The National Bank of Blacksburg ("NBB") and Bank of Tazewell County ("BTC") and National Bankshares Financial Services, Inc. ("NBFS"). Each Director, except for Mr. Rakes, has been determined to be independent by the Board of Directors.

Name and Age;                    Principal Occupation and Business Experience
Director of Bankshares Since    (for the past five years unless otherwise noted)
 -------------------------------------------------------------------------------
                                   NOMINEES
                              CLASS 2 DIRECTORS
                     (Serving until 2007 Annual Meeting)

Jack M. Lewis (60)                  President, New River Community College;
2004                                prior thereto
                                    Dean of New River Community College
                                    Dublin, VA

James G. Rakes (59)                 President and CEO of Bankshares and NBB
1986                                President and Treasurer of NBFS
                                    Chairman of the Board of Bankshares
                                    NBB, BTC and NBFS Board Member
                                    Blacksburg, VA

Jeffrey R. Stewart (71)             Educational Consultant;
1986                                Chairman of the Board of NBB
                                    Blacksburg, VA

                        DIRECTORS CONTINUING IN OFFICE
                               CLASS 3 DIRECTORS
                     (Serving until 2005 Annual Meeting)

James A. Deskins, Sr. (72)          Retired; prior thereto President, Deskins
                                    1999 Supermarket, Inc. and President,
                                    Deskins Dry Goods Company (Supermarkets)
                                    BTC Board Member
                                    Tazewell, VA

William T. Peery (80)               Retired; prior thereto President, Cargo Oil,
1996                                Inc. (Petroleum Distribution)
                                    Chairman of the Board of BTC
                                    Tazewell, VA

James M. Shuler (60)                Member, Virginia House of Delegates
2002                                Retired; prior thereto President, Companion
                                    Animal Clinic, Inc. (Veterinarian)
                                    NBB Board Member
                                    Blacksburg, VA

                              CLASS 1 DIRECTORS
                     (Serving until 2006 Annual Meeting)

L. Allen Bowman (71)                Retired; prior thereto President, 1999
                                    Poly-Scientific Division of Litton
                                    Industries (High-tech Manufacturing)
                                    Vice Chairman of the Board of Bankshares and NBB
                                    Blacksburg, VA

Paul A. Duncan (73)                 President, Holiday Motor Corp. (Automobile
1986                                Dealer)
                                    Blacksburg, VA

Mary G. Miller (53)                 President, Interactive Design & Development,
2003                                Inc. (Training Software Development and
                                    Application) Blacksburg, VA

The Board of Directors recommends that the stockholders vote "For" all of the nominees for Class 2 director.

                          BOARD OF DIRECTORS MEETINGS,
                     COMMITTEES, COMPENSATION AND ATTENDANCE
                          COMMUNICATIONS WITH DIRECTORS


            Board of Directors Meetings

            In 2003, the Board of Directors of Bankshares held six regular meetings and two special meetings. The Board meets bi-monthly, on the second Wednesday in January, March, May, July, September and November.

            Board Committees

            The Bankshares Board has standing executive, audit, compensation and nominating committees. Mr. Rakes is the chairman of the Executive Committee, and Mr. Bowman, Mr. Peery and Dr. Stewart serve on the Committee. The Executive Committee met twice in 2003. The Audit Committee, which is chaired by Dr. Stewart, is made up of Mr. Deskins, Mr. Duncan and Dr. Lewis. The Audit Committee had three meetings in 2003. The Compensation Committee is comprised of Mr. Deskins, Mr. Duncan, Dr. Lewis, Dr. Miller, Mr. Peery, Dr. Shuler and Dr. Stewart, and Mr. Bowman serves as its chairman. The Compensation Committee met two times during 2003. Mr. Bowman is also the chairman of the Nominating Committee, and Dr. Miller, Mr. Peery and Dr. Shuler are its members. The Nominating Committee was formed early in 2004, and it did not meet in 2003.

            Board Compensation

            Members of the Board of Directors of Bankshares are paid a $500 fee (increased from $300) for each regular or special Board meeting they attend. They are paid a $400 (increased from $300) committee attendance fee. Beginning on July 1, 2003, directors were paid annual Board retainer fees in an amount equal to the highest Board annual retainer fee paid by any subsidiary of National Bankshares, Inc. The NBI Board annual retainer fee is offset by the amount of annual retainer fees received by each director for his or her service on the Board of Directors of any of the Company's subsidiaries. The pro-rated annual retainer fee paid by Bankshares to its directors in 2003 were as follows:
Mr. Deskins - $1,250, Mr. Duncan - $3,250, Dr. Miller - $3,250, and Mr. Peery - $1,250.

             Mr. Bowman, Mr. Rakes, Dr. Shuler and Dr. Stewart, Bankshares directors who are also directors of NBB, receive a semi-annual retainer fee of $3,250 for their service on the NBB Board. They receive an NBB Board meeting attendance fee of $500 and they are paid $250 for each committee meeting they attend.

            In 2003 two NBB directors, Mr. Bowman and Mr. Duncan, received payments from an NBB Board of Directors deferred compensation plan in which they participated from 1985 to 1989. Mr. Bowman was paid $5,822 and Mr. Duncan received $5,231 during 2003.

            Mr. Deskins, Mr. Peery and Mr. Rakes, directors of Bankshares who were also members of the Board of Directors of BTC in 2003, are paid a semi-annual retainer of $2,000 and they receive a fee of $400 per meeting for their attendance at regular and special BTC Board meetings and committee meetings.

            Board Attendance

            During 2003, each incumbent director attended 75% or more of the total number of meetings of the Board of Directors of Bankshares and of the Board committees on which he or she served. The Board does not have a formal policy regarding directors attendance at the Annual Meeting of Stockholders. In 2003, eight of nine Bankshares directors attended the Annual Meeting.

            Communications with Directors

            Stockholders wishing to communicate with directors or with specified individual directors should do so in writing mailed to National Bankshares, Inc., P. O. Box 90002, Blacksburg, Virginia 24062-9002, Attention: Board of Directors. All stockholder communications are forwarded to the Board.

                        BUSINESS EXPERIENCE OF EXECUTIVES

            The executive officers of Bankshares are James G. Rakes, Chairman, President and Chief Executive Officer, J. Robert Buchanan, Treasurer, Marilyn B. Buhyoff, Secretary and Counsel, and F. Brad Denardo, Corporate Officer. Mr. Rakes' business experience is detailed in "Proposal No. 1--Election of Directors" above. The experience of the remaining Officers follows.

            J. Robert Buchanan joined NBB in 1998. Mr. Buchanan is the Executive Vice President, Chief Operating Officer and Secretary of BTC. He previously served as Senior Vice President/Operations, Chief Financial Officer and Cashier of NBB. He was elected as Treasurer of Bankshares in 1998.
            Marilyn B. Buhyoff has been employed at NBB since 1987 and is Senior Vice President/Administration & Counsel. She was elected Secretary and Counsel of Bankshares in 1989. Mrs. Buhyoff has served as a director and as Secretary of NBFS since its formation in 2001, and was named its Executive Vice President in 2004.
            F. Brad Denardo is currently the Executive Vice President/Chief Operating Officer of NBB. He came to the bank in 1983. In 1988, he was named a Corporate Officer of Bankshares, and Mr. Denardo was elected to NBB's Board of Directors in 2002.
            Cameron L. Forrester was hired as President and CEO of BTC in 1998. He was Vice President and Commercial Loan Manager at First Virginia Bank prior to joining BTC. Mr. Forrester has served as a director of BTC since 1998, and he was a director of Bankshares from 1998 until he declined to stand for reelection to the Board at the 2003 Annual Meeting.

                             EXECUTIVE COMPENSATION

            Bankshares, NBB, BTC, and NBFS are organized in a holding company/subsidiary structure. Bankshares conducts a significant portion of its operations through the two subsidiary banks. All compensation paid to Bankshares' officers is now paid by the banks, except for fees paid by Bankshares to Chairman, President and Chief Executive Officer, James G. Rakes for his service as a director of the Company.

        Executive Compensation Summary Table

               The following table sets forth information concerning total compensation earned or paid to those executive officers of the Company and its subsidiaries who received total annual salary and bonus in excess of $100,000. These executive officers were James G. Rakes, Chairman, President and Chief Executive Officer of the Company, President and Chief Executive Officer of NBB and President and Treasurer of NBFS; F. Brad Denardo, Corporate Officer of the Company and Executive Vice President and Chief Operating Officer of NBB; and Cameron L. Forrester, President and Chief Executive Officer of BTC.

                           SUMMARY COMPENSATION TABLE

                                    Annual Compensation            Long-Term Compensation
                                  ----------------------          ------------------------
 Name and Principal                                             Number of Stock     All Other
 Position                      Year     Salary       Bonus     Options (Shares)    Compensation
                                        ($)(1)      ($)(2)        Granted (3)         ($)(4)
 ------------------------------------------------------------------------------------------------
 James G. Rakes                2003     275,450      147,500         7,500             10,000
 Chairman, President and CEO   2002     251,100      120,500         7,500             22,708
 of Bankshares                 2001     231,050      107,650         7,500             18,640
 President and CEO of NBB
 President and Treasurer of
 National Bankshares
 Financial Services, Inc.
--------------------------------------------------------------------------------------------------
 F. Brad Denardo               2003     150,360        ---           4,000              6,470
 Corporate Officer of          2002     127,200        ---           3,000             13,610
 Bankshares                    2001     106,700        ---           2,000             11,300
 Executive Vice President
 and Chief Operating
 Officer of NBB
--------------------------------------------------------------------------------------------------
 Cameron L. Forrester          2003     109,515        ---            ---               3,900
 President and CEO of BTC      2002     109,250        ---           2,000             10,300
                               2001     102,050        ---           1,000              3,750
--------------------------------------------------------------------------------------------------

1. Includes amounts received by Mr. Rakes as directors' fees from Bankshares, NBB and BTC, amounts received by Mr. Denardo as directors' fees from NBB in 2002 and 2003 and amounts received by Mr. Forrester as directors' fees from Bankshares in 2001 and 2002 and BTC in 2001, 2002, and 2003.
2. Discretionary bonuses were paid to Mr. Rakes for performance in 2001, 2002, and 2003. In addition, a contribution for Mr. Rakes' benefit was made to the Capital Accumulation Plan as an award for Mr. Rakes' performance in 2001 as provided in a former employment agreement, and contributions of $22,500 and $37,500 were made for 2002 and 2003 respectively, to the current Capital Accumulation Plan described under "Employment Agreement and Change in Control Arrangements".
3. In 2003 grants of incentive stock options were made to Mr. Rakes, and Mr. Denardo under The National Bankshares, Inc. 1999 Stock Option Plan.
4. For 2001 and 2002, includes amounts contributed on behalf of Mr. Rakes, Mr. Denardo and Mr. Forrester as a matching contribution under the National Bankshares, Inc. Retirement Accumulation Plan and amounts contributed in 2001 and 2002 on behalf of Mr. Rakes and Mr. Denardo to the National Bankshares, Inc. Employee Stock Ownership Plan and on behalf of Mr. Forrester in 2002. For 2003, includes only matching contributions to the Retirement Accumulation Plan, as the contribution to the Employee Stock Ownership Plan has not yet been allocated among the participants.

        Each named executive officer received certain perquisites and other personal benefits, the amounts of which are not shown, because the aggregate amount of that compensation during the year did not exceed the lesser of $50,000 or 10% of total salary and bonus for the executive officer.

The following table shows all grants of stock options to Mr. Rakes and Mr. Denardo in 2003.

                                Individual Grants

                                   % of Total
                                    Options                               Potential Realizable Value
                        Options    Granted to   Exercise or                 at Assumed Rate of Stock
Name                  Granted(#)  Employees in  Base Price   Expiration      Price Appreciation for
                         (1)       Fiscal Year     ($/SH)        Date             Option Term($)
--------------------- ---------- ------------- ------------ ------------ ----------------------------
                                                                               5%            10%
James G. Rakes           7,500       45.45%        46.65      11/11/13       220,163       557,513
F. Brad Denardo          4,000       24.24%        46.65      11/11/13       117,420       297,340

1. Vesting is as follows: 25% by November 12, 2004; 50% by November 12, 2005; 75% by November 12, 2006; and 100% by November 12, 2007.

            The following table shows certain information with respect to the value and number of unexercised options at December 31, 2003 for Mr. Rakes, Mr. Denardo and Mr. Forrester.

                                                 Number of Shares          Value of Unexercised In the
                                             Underlying Unexercised        Money Options at December
                                              Options at December 31,              31, 2003 ($)
                     Number of                          2003
Name                   Shares                -------------------------   -------------------------------
                    Acquired on    Value
                      Exercise    Realized   Exercisable  Unexercisable  Exercisable(1)  Unexercisable(1)
------------------- ----------- ----------- ------------  -------------  -------------- -----------------
James G. Rakes         2,500       63,375      10,500        18,500         264,510        287,008
F. Brad Denardo        1,500       29,800       2,750         7,750          70,080         86,050
Cameron L. Forrester     ---         ---        1,000         2,000          23,045         42,765



1. Calculated by subtracting the exercise price from the fair market value of the stock at December 31, 2003.


                             EMPLOYEE BENEFIT PLANS

            Bankshares maintains several qualified and non-qualified employee benefit plans for employees of participating employers in the plans. These benefit plans are described below.


            Retirement Plans

            Until December 31, 2001, NBB maintained a tax-qualified, noncontributory defined benefit retirement plan for qualified employees called The National Bank of Blacksburg Retirement Income Plan (the "NBB Plan"). Effective on December 31, 2001, the NBB Plan was amended; its name was changed to The National Bankshares, Inc. Retirement Income Plan (the NBI Plan); and the Bank of Tazwell County Employee Pension Plan was merged into the NBI Plan. The NBB (now NBI) Plan became effective on February 1, 1984, when NBB amended and restated its previous pension plan. This plan covers all officers and employees who have reached age twenty-one and have had one year of eligible service on the January 1, or July 1 enrollment dates. Employee benefits are fully vested after five years of service, with no partial vesting. Prior to the December 31, 2001 plan amendment, retirement benefits at the normal retirement age of sixty-five were calculated at 66% of the employee's average monthly compensation multiplied by the number of years of service, up to a maximum of twenty-five years. After December 31, 2001, retirement benefits at the normal retirement age are calculated at 1.75% of average monthly compensation multiplied by the number of years of service, up to thirty-five years. Added to this is .65% of "excess monthly average compensation" (defined in the NBI Plan as the amount of the average monthly compensation that is in excess of a participant's monthly Social Security covered compensation, generally the rounded average of the Social Security taxable wage bases) multiplied by the number of years of service, up to thirty-five years. Average monthly compensation is determined by averaging compensation over the five highest paid consecutive years in the employee's final ten years of employment. Retirement benefits under the NBB Plan (amended to the NBI Plan) are normally payable in the form of a straight life annuity, with ten years guaranteed; but other payment options may be elected under certain circumstances. Benefits accrued by participants in the NBB Plan and in the BTC Plan prior to December 31, 2001, will be calculated based upon compensation and service under the old NBB and BTC Plan formulas. Benefits accrued by participants after January 1, 2002, will be calculated under the NBI Plan formulas. The compensation covered by the NBB Plan (amended as the NBI
Plan) includes the total of all amounts paid to a participant for personal services reported on the participant's federal income tax withholding statement (Form W-2), except that earnings were limited to $200,000, indexed for the cost of living, until 1994. In 1994, the earnings limit was decreased to $150,000, which is indexed for the cost of living after 1994. For 2003, covered compensation for Mr. Rakes is $200,000. The NBB Plan contains a special transition rule in order to protect the retirement benefit of any participant who is affected by the 1994 indexed compensation limit. This transition rule provides that the retirement benefit of any such participant will be the greater of (1) the participant's retirement benefit calculated under the formula at the applicable time after 1993 or (2) the sum of the participant's benefit calculated as of December 31, 1993, plus the participant's retirement benefit calculated under the benefit formula based on post-1993 service.

            The following table shows the estimated annual benefits payable from the NBB Plan upon retirement based on specific compensation and years of credited service classifications, assuming retirement on January 1, 2002, at age sixty-five.

                             NBB PENSION PLAN TABLE

                                                 Years of Service
     Remuneration          15             20            25            30            35
  -------------------------------------------------------------------------------------------
       $100,000          40,000         53,333         66,667        66,667        66,667
        125,000          50,000         66,667         83,333        83,333        83,333
        150,000          60,000         80,000        100,000       100,000       100,000
        175,000          64,000         85,333        106,667       106,667       106,667
        200,000          64,000         85,333        106,667       106,667       106,667

The benefit amounts listed in the table are computed as a straight life annuity.

The following table shows the estimated annual benefits payable from the NBI Plan upon retirement based upon specific compensation and years of credited services classifications, assuming continuation of the plan and retirement on January 1, 2004, at age sixty-five.

                             NBI PENSION PLAN TABLE

                                                 Years of Service
     Remuneration          15             20            25            30            35
  -------------------------------------------------------------------------------------------
       $100,000          32,373         43,164        53,955         64,746        75,537
        125,000          41,373         55,164        68,955         82,746        96,537
        150,000          50,373         67,164        83,955        100,746       117,537
        175,000          57,573         76,764        95,955        115,146       134,337
        200,000          57,573         76,764        95,955        115,146       134,337

     Until December 31, 2001, BTC maintained a tax-qualified non-contributory defined benefit retirement plan for qualified employees under the Bank of Tazewell County Employee Pension Plan (the "BTC Plan"). The BTC Plan was
initially effective on October 20, 1965, but was amended in its entirety effective October 20, 1989 and was merged with the NBB Plan to become the NBI Plan on December 31, 2001. The BTC Plan covered all officers and employees who, as of April 20 or October 20 of any year, had reached the age of twenty-one and who had one year of service. Employee benefits were fully vested after five years, with no partial vesting. Benefits generally commenced on the later of a participant reaching age 65 or the date on which the participant completed five years of participation in the BTC Plan. The normal form of benefit was a monthly pension payable during the participant's lifetime with a minimum of 120 monthly payments, but other payment options could be elected under certain circumstances. In general, the standard monthly pension benefit was equal to the sum of (1) 1.5% of "plan compensation" multiplied by the years of credited service (but not in excess of 35 years) at normal retirement date, plus (2) .59% of "plan compensation" in excess of $800 multiplied by the years of credited service (but not in excess of 35 years). "Plan compensation" is equal to the highest monthly average obtained from the sum of any of a participant's five annual compensation amounts divided by the number of months such participant was compensated during that period. For purposes of this calculation, annual compensation may not exceed $200,000. In 1994, the earnings limit was decreased to $150,000, which is indexed for the cost of living after 1994.

     The following table shows the estimated annual benefits payable from the BTC Plan upon retirement for specific compensation and years of service classifications, assuming continuation of the plan and retirement on January 1, 2002, at age sixty-five. Benefit amounts in the table are computed as a straight life annuity.

                             BTC PENSION PLAN TABLE

                                      Years of Service
       Remuneration     15           20            25            30            35
  -------------------------------------------------------------------------------------------
         $25,000       6,988        9,317        11,647        13,976        16,305
          50,000      14,825       19,767        24,709        29,651        34,593
          75,000      22,663       30,217        37,772        45,326        52,880
         100,000      30,500       40,667        50,834        61,001        71,168


     On January 1, 2004, Chairman,  President and Chief Executive Officer, James
G. Rakes, had twenty-two years of credited service in the NBB and NBI Retirement Income Plans, and at normal retirement he will have twenty-eight years of credited service. On January 1, 2004, Corporate Officer, Brad Denardo, had twenty-one years of credited service in the NBB and NBI Retirement Income Plans, and at normal retirement he will have thirty-four years of credited service. Cameron L. Forrester, BTC President and CEO, had six years of credited service in the BTC and NBI plans on January 1, 2004, and he will have sixteen years of service at normal retirement.

            Other Plans

            National Bankshares, Inc. Employee Stock Ownership Plan. Bankshares sponsors a non-contributory Employee Stock Ownership Plan (the "ESOP"), in which NBB, BTC, and NBFS were participating employers for 2003. All full-time employees who are over the age of 21 and who have been employed for one year are eligible to participate. Contributions under the ESOP are discretionary for each participating employer and participants are not permitted to make contributions to the plan. Contributions are allocated to a participant's account based upon a participant's covered compensation, which is W-2 compensation. The contributions are fully vested after five years.

            National Bankshares, Inc. Retirement Accumulation Plan. Bankshares sponsors the NBI Retirement Accumulation Plan which qualifies under IRS Code
Section 401(k) (the "401(k) plan"). For 2003, NBB, BTC, and NBFS were participating employers. All full-time employees who have one year of service and who are over the age of 21 are eligible to participate. Participants may contribute up to 100% of their total annual compensation to the plan. Employee contributions are matched by the employer at 100% for the first 4% of salary contributed and at 50% of the next 2% of salary contributed. Employees are fully vested at all times in contributions and employer match sums.

            Deferred Compensation Plan. From 1985 to 1989 NBB maintained a voluntary deferred compensation plan for its directors, which permitted a director to defer receipt of a portion of directors fees for a period of five years. NBB purchased life insurance on all of the participants in amounts that, in the aggregate, actuarially fund its future liabilities under the program. While the insurance policies were purchased under the directors' deferred compensation plan, there is no obligation to use any insurance funds from policy loans or death benefits to curtail the deferred compensation liability. Under the terms of the plan, at age 65, a participant or beneficiary receives 120 monthly benefit payments. The plan also provides for 120 monthly payments to the participant's beneficiary in the event of the participant's death prior to age
65. Mr. Rakes is entitled to receive 120 months of payments of $1,610.50 at age 65.

            Employment Agreements and Change in Control Arrangements

            Bankshares and Mr. Rakes have entered into an employment agreement (the "Agreement") effective January 1, 2002. The Agreement provides for the continued employment of Mr. Rakes as President and Chief Executive Officer of Bankshares and NBB, at an annual base salary of at least $225,500. In addition, the Agreement provides that Mr. Rakes may be awarded an annual bonus and certain stock-based incentives in the discretion of the Board, as well as employee and executive fringe benefits. The Agreement has a rolling three year term.

            The Agreement also includes a Capital Accumulation Plan ("CAP") for the benefit of Mr. Rakes. Under the Agreement, the total amount allocated to the CAP for the calendar year is established by the Board of Directors with a maximum of $60,000 per year to be allocated. This total amount is then divided equally between two target areas: (1) return on equity, and (2) return on assets. The amount actually contributed to the CAP for a year is based on Bankshares' performance relative to the average performance of a peer group of banks in the two target areas during that year. A minimum of 85% of the peer group average must be achieved in a target area for any contribution to be made for that target area. The amount of the contribution for each target area increases beyond the minimum contribution to the extent Bankshares' performance exceeds 85% of the peer group average with a maximum contribution for performance which equals 150% or more of the peer group average. Contributions to the CAP for achievements in any calendar year must be made prior to June 1 of the next following year. Accrued CAP benefits become payable on January 1, 2009, or earlier, should Mr. Rakes retire or his employment terminate under certain circumstances. Once the CAP benefits become payable, they are paid over five years unless Mr. Rakes chooses, with the Board's consent, to receive them in a lump sum or over three years. For 2003, Mr. Rakes received a CAP contribution of $37,500.

            The Agreement has provisions which have the effect of continuing Mr. Rakes' benefits and compensation under the Agreement beyond his employment with Bankshares if Bankshares terminates his employment "without cause" (as defined in the Agreement) or Mr. Rakes resigns "for good reason" (as defined in the Agreement). Under these circumstances, Mr. Rakes will continue to receive his base salary and certain executive benefits for 24 months after his employment terminates.

            The Agreement also contains provisions which can have the effect of prolonging, enhancing and accelerating Mr. Rakes' benefits and compensation under certain circumstances involving a Change in Control of Bankshares. A Change in Control involves circumstances generally where an individual or group acquires 20% or more of Bankshares' stock or a merger occurs which results in a change in the majority of Bankshares' Board of Directors and Bankshares' shareholders do not constitute a majority of the shareholders in the surviving company.

            The term of the Agreement is automatically extended for three years from the date of a Change in Control and Mr. Rakes is entitled to continue to receive all of his compensation and benefits during that period, except that he becomes entitled to minimum annual stock-based awards equal to one-third of his Base Salary. In addition, if after a Change in Control, Mr. Rakes' employment is terminated by Bankshares "without cause" (as defined in the Agreement) or by Mr. Rakes "for good reason" (as defined in the Agreement), he becomes entitled to receive a salary continuance benefit equal to 2.99 times the Executive's average annual compensation includable in the Executive's annual gross income for the period of five years preceding the Change in Control, a continuation of certain executive benefits for 36 months, and certain enhancements to his retirement benefits.

            Mr. Denardo and Mr. Forrester both have entered into change in control agreements with Bankshares or its subsidiary banks. These agreements also define a Change in Control as an individual or a group acquiring 20% or more of Bankshares' stock, or when a merger occurs in which there is a change in the majority of Bankshares' Board of Directors and Bankshares' shareholders are not a majority of the shareholders in the surviving company. The Agreements provide that Mr. Denardo and Mr. Forrester will be entitled to receive an amount equal to two times their average annual compensation included in annual gross income for the period of five years preceding the Change in Control if the employer terminates them other than "for cause" (as defined in the Agreements) or if they voluntarily terminate their own employment "for good reason" (as defined in the Agreements). Mr. Denardo's agreement is effective until his employment is terminated, and Mr. Forrester's agreement has a rolling three-year term.

                              NOMINATING COMMITTEE

     National Bankshares, Inc. has a standing Nominating Committee that is chaired by Mr. Bowman. Dr. Miller, Mr. Peery and Dr. Shuler serve on the committee. Each of these directors is independent, as that term is defined in the Nasdaq Stock Market Rules. A current copy of the Nominating Committee's Charter is available on the Company's web site at www.nationalbankshares.com. The Nominating Committee does not have a specific policy with regard to the consideration of any director candidates recommended by stockholders, because the Committee will evaluate all candidates for directors using the same criteria, regardless of the source of the referral. Stockholders wishing to refer director candidates to the Nominating Committee should do so in writing mailed by first class mail to the committee, c/o National Bankshares, Inc., PO Box 90002, Blacksburg, VA 24062-9002.

        In considering candidates for director, the Nominating Committee seeks individuals who meet the following minimum criteria. The candidate must be an individual of the highest character and integrity. He or she must be able to work well with others and must be free of any conflict of interest that would violate law or regulation or interfere with the proper performance of a director's responsiblilities. The candidate should be willing to devote sufficient time to the business of the Board. Finally, he or she should have the capacity to represent the best interests of the stockholders as a whole in a balanced way. The Nominating Committee insures that the Board of Directors will have a sufficient number of independent directors to fill all Board and Committee positions that require independent directors. In addition, the Nominating Committee seeks directors who have good business experience as well as directors who have experience in academia and public service. The Committee looks for directors who are knowledgeable about and reside in the locations in which the Company and its subsidiaries do business and who have the ability and willingness to refer new business to the Company. Finally, the Nominating Committee seeks candidates who reflect the Company's belief that gender and ethnic diversity provide additional perspectives that are helpful to the Board of Directors.

        The Nominating Committee actively solicits the names of potential Board candidates from the directors and officers of Bankshares and, as stated here, will consider candidates suggested by stockholders. Information about potential candidates is sought from diverse sources, and the Nominating Committee compares the experience, expertise and personal qualities of the potential candidates with the experience, expertise, and personal qualities that are identified as being desirable for the Board of Directors at any given time.

                  COMPENSATION COMMITTEE REPORT ON COMPENSATION
                      OF EXECUTIVE OFFICERS OF THE COMPANY

            The Compensation Committee of the Bankshares Board (the "Bankshares Committee") is responsible for administering the policies governing the annual compensation paid to executive officers of Bankshares, including the Chief Executive Officer.

            Executive Officer Compensation

            The Company's compensation program for its executive officers consists of a base salary and periodic grants of stock options. Mr. Rakes also receives an annual performance bonus and is considered for contributions to the Capital Accumulation Plan under his employment agreement. (see "Employment Agreements and Change in Control Arrangements") The stock option grants, annual performance bonus and Capital Accumulation Plan contributions are all directly linked to the performance of Bankshares. In addition, contributions by NBB and BTC, as participating employers, to the National Bankshares, Inc. Employee Stock Ownership Plan on behalf of employees, including executive officers, have been historically based upon a percentage of net profits.

            The NBB and BTC Salary and Personnel Committees (the "Committees") establish annual salary ranges for each executive officer position (not including the position of Chief Executive Officer) after considering a salary survey published annually by the Virginia Bankers Association of commercial banks of similar asset size located in central and southwest Virginia, reviewing salary information about comparable local jobs and evaluating the economic conditions which may be unique to the locations in which the banks do business. In establishing salary ranges, the Committees balance the need to offer salaries which are competitive with peers with the need to maintain careful control of salary and benefits expense. The BTC Committee determines Mr. Forrester's salary. Individual salaries of the remaining executive officers, including Mr. Denardo's salary, are determined by NBB's Chief Executive Officer, based on his subjective assessment in each case of the nature of the position, as well as the contribution, performance, experience and tenure of the executive officer. The salaries of these executive officers are within the salary ranges established by the NBB Committee. The Chief Executive Officer reports to the NBB Committee on compensation of executive officers at least annually, and he also reports to the NBI Compensation Committee on an annual basis.

        Compensation of Chief Executive Officer

        As Chairman, President and Chief Executive Officer, Mr. Rakes is and has been compensated pursuant to the employment agreement which is described under "Employment Agreements and Change in Control Arrangements" above. The Board of Directors received independent outside guidance in designing the employment agreement.

        The principal components of Mr. Rakes' compensation under the employment agreement are salary, incentive bonuses and Company contributions for his benefit to the Capital Accumulation Plans. In 1999, the Board of Directors added stock options granted under the National Bankshares, Inc. 1999 Employee Stock Option Plan. The Stock Option Plan promotes the success of the Company by providing an incentive to key employees (including Mr. Rakes) that promotes the identification of their personal interest with the long-term financial interests of Bankshares.

        Mr. Rakes' compensation is substantially tied to the performance of Bankshares. The Committee determined his annual salary increase after subjectively assessing Mr. Rakes' contributions to the success of the Company. In measuring Bankshares' success, the Committee, among other things, compared the Company's results to local, regional and national peers. To determine an annual salary increase for Mr. Rakes, the Committee also reviewed salaries paid to other individuals holding similar positions. The Committee consulted an annual salary survey published by the Virginia Bankers Association, and it reviewed other available public documents to determine comparable salaries. Annual incentive bonuses and awards of stock options were also based upon the Committee's subjective evaluation of Mr. Rakes' contributions to the success of the Company. In determining the amount of Mr. Rakes' performance bonus for 2003 and the award of stock options in late 2003, the Committee considered that Bankshares achieved record net income of over $11.4 million, an increase of nearly 14.26% over 2002. Return on average assets increased from 1.53% in 2002 to 1.64% in 2003, and 2003 return on average equity was 14.77% for 2003, as compared with 14.33% in 2002. Amounts credited to the Capital Accumulation Plan were determined utilizing objective measures of annual performance, specifically the comparison of Bankshares' return on assets and return on equity with the average performance in those areas of a peer group of banks.

        Members of the Compensation Committee: L. A. Bowman, Chairman, J. A. Deskins, Sr., P. A. Duncan, J. M. Lewis, M. G. Miller, W. T. Peery, J. M. Shuler, J. R. Stewart.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

            As stated, Directors Bowman, Deskins, Duncan, Lewis, Miller, Peery, Shuler and Stewart make up the Compensation Committee of Bankshares. None of these individuals is now, or has in the past been, an officer or employee of Bankshares or of Bankshares' subsidiaries. Mr. Bowman, Dr. Stewart and Dr. Shuler serve on the Salary and Personnel Committee of NBB. Mr. Deskins and Mr. Peery are members of the Board of Directors of BTC, which serves as BTC's compensation committee after excluding inside bank directors. No executive officer of Bankshares, NBB, BTC or NBFS served as a director of another entity which had an executive officer serving on the Bankshares Compensation Committee. No executive officer of Bankshares, NBB, BTC or NBFS served as a member of the compensation committee of another entity which had an executive officer who served as a director of Bankshares. None of the members of the Bankshares Compensation Committee, or any business organizations or persons with whom they may be associated, has had any transactions with Bankshares or its subsidiaries, except as explained in "Certain Transactions with Officers and Directors" below.


                             AUDIT COMMITTEE REPORT

            During 2000 the Audit Committee of the Board of Directors developed a formal charter for the Committee, which was approved by the full Board on May 10, 2000. The Charter was amended on February 11, 2004. The Charter reflects standards set forth in Securities and Exchange Commission regulations and Nasdaq Stock Market Rules. The complete text of the Charter is included in the appendix to this proxy statement.

            The Audit Committee monitors the integrity of the Bankshares financial reporting process and its systems of internal controls concerning finance, accounting and legal compliance. Each of the Audit Committee members satisfies the definition of an independent director as established in the Nasdaq Stock Market Rules. Although each member of the Audit Committee has extensive business experience, the Committee has identified Dr. Lewis as having a background which involves financial oversight responsibilities. Dr. Lewis currently oversees the preparation of financial statements in his role as President of New River Community College. He previously served as the College's Chief Financial Officer.

            In discharging its oversight responsibility with regard to the audit process, the Audit Committee has reviewed and discussed the audited consolidated financial statements with management, discussed with the independent auditors Yount, Hyde & Barbour the matters to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees), received communications from the auditors as to their independence required by Independence Standards Board Standard No. 1 and discussed with them their independence.

            Based upon its review and discussions with management and Yount, Hyde & Barbour, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included on Bankshares Annual Report on Form 10-K for the year ended December 31, 2003, to be filed with the Securities and Exchange Commission.

            The following fees were paid to Yount, Hyde & Barbour, P.C., Certified Public Accountants & Management Consultants, for services provided to Bankshares for the year ended December 31, 2003. The Audit Committee determined that the provision of non-audit services by Yount, Hyde & Barbour P.C. did not compromise the firm's ability to maintain its independence.

            Principal Accounting Fees and Services

                             2003                  2002
                      -------------------- --------------------
                         Fees   Percentage    Fees   Percentage
                      --------- ---------- --------- ----------
Audit fees            $53,000        71%   $47,395         58%
Audit-related fees     16,800        23%    19,382         24%
Tax fees                4,550         6%     6,385          8%
All other fees            ---         0%     8,050         10%
                      --------- ---------- --------- ----------
                      $74,350       100%   $81,212        100%
                      ========= ========== ========= ==========


     Audit fees: Audit and review services and review of documents filed with the SEC. Audit-related fees: Employee benefit plan audits, accounting assistance with proposed acquisitions, and consultation concerning financial accounting and reporting standards. Tax fees: Preparation of federal and state tax returns, review of quarterly estimated tax payments, and consultation concerning tax compliance issues. All other fees: Information systems network vulnerability testing.

            The Audit Committee meets in advance and specifically approves of the provision of all services of Yount, Hyde & Barbour, P.C.


Members of the Audit Committee: J. R. Stewart, Chairman, J. A. Deskins, P. A. Duncan, and J. M. Lewis.

                                PERFORMANCE GRAPH

            The following graph compares the yearly percentage change in the cumulative total of shareholder return on Bankshares Common Stock with the cumulative return on the Nasdaq Index, and a peer group index comprised of southeastern independent community banks and bank holding companies for the five-year period commencing on December 31, 1998, and ending on December 31, 2003. These comparisons assume the investment of $100 in Bankshares Common Stock and in each of the indices on December 31, 1998, and the reinvestment of dividends.

Graph: National Bankshares, Inc. Five Year Performance Index
------------------------------------------------------------

                                    1998      1999      2000      2001      2002      2003
                                    ----      ----      ----      ----      ----      ----
NATIONAL BANKSHARES, INC.           100        84        74       100       149       245
INDEPENDENT BANK INDEX              100        94        89       110       136       176
NASDAQ INDEX                        100       185       112        89        61        92

     The peer group Independent Bank Index is the compilation of the total return to stockholders over the past five years of the following group of twenty-two independent community banks and bank holding companies located in the southeastern states of Alabama, Florida, Georgia, North Carolina, South Carolina, Tennessee, Virginia and West Virginia: Auburn National Bankshares, Inc., United Securities Bancshares, Inc., TIB Financial Corp., Seacoast Banking Corp., Fidelity National Corp., Southeastern Banking Corporation, Southwest Georgia Financial Corp., PAB Bankshares, Inc., Four Oaks Fincorp, Inc., Bank of Granite Corp., FNB Financial Services Corp., First Bancorp, CNB Corporation, Peoples Bancorporation Inc., First Pulaski National Corporation, National Bankshares, Inc., FNB Corporation, American National Bankshares, Inc., Central Virginia Bankshares, Inc., Virginia Financial Corp., C & F Financial Corporation and First Century Bankshares, Inc.

                CERTAIN TRANSACTIONS WITH OFFICERS AND DIRECTORS

            Both NBB and BTC extend credit in the ordinary course of business to Bankshares' directors and executive officers and corporations, business organizations and persons with whom Bankshares' directors and executive officers are associated at interest rates prevailing for comparable transactions with the general public at the time credit is extended. These extensions of credit are made with the same requirements as to collateral as those prevailing at the time for comparable transactions with other persons. In the opinion of management, none of such presently outstanding transactions with directors and executive officers involve a greater than normal risk of collectibility or present other unfavorable features.
                              SELECTION OF AUDITORS

            The Board of Directors has selected the firm of Yount, Hyde & Barbour, P.C. to perform an independent audit of Bankshares and its subsidiaries for fiscal year 2004.

            A representative of Yount, Hyde & Barbour, P.C. is expected to be present at the Annual Meeting of Stockholders. That representative will have the opportunity to make a statement at the meeting and will be available to respond to appropriate questions.
                            EXPENSES OF SOLICITATION

            The cost of solicitation of proxies will be borne by Bankshares. In addition to solicitations by mail, directors, officers and regular employees of Bankshares and of NBB, BTC and NBFS may solicit proxies personally or by telephone, telegraph, facsimile or other electronic means without additional compensation. It is contemplated that brokerage houses and nominees will be requested to forward proxy solicitation material to the beneficial owners of the stock held of record by such persons, and Bankshares may reimburse them for their charges and expenses in this connection.

                           2005 STOCKHOLDER PROPOSALS

            In order to be considered for inclusion in the proxy materials of Bankshares for the 2005 Annual Meeting of Stockholders, a stockholder proposal intended to be presented at the Meeting must be delivered to Bankshares' headquarters at 101 Hubbard Street, Blacksburg, Virginia, 24060, or received by mail at P.O. Box 90002, Blacksburg, Virginia 24062-9002, no later than November 18, 2004. Bankshares' bylaws include provisions setting forth specific conditions under which business may be transacted at an annual meeting of stockholders.

                                 OTHER BUSINESS

            All properly executed proxies received by Bankshares will be voted at the Annual Meeting following the instructions contained in the proxies.

            The Board of Directors does not know of any other matters to be presented for action at the Annual Meeting other than those listed in the Notice of Meeting and referred to in this Proxy Statement. The enclosed proxy does, however, give authority to the persons named in the proxy to use their discretion to vote on any other matters that may properly come before the meeting, and it is the intention of the persons named in the proxy to use their judgement if they are called upon to vote on any matter of this type.

                       BY ORDER OF THE BOARD OF DIRECTORS

                                /s/ Marilyn B. Buhyoff
                                ------------------------
                                Marilyn B. Buhyoff
                                Secretary and Counsel
                                Blacksburg, Virginia
                                March 15, 2004

     A COPY OF BANKSHARES' ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO: MARILYN B. BUHYOFF, SECRETARY AND COUNSEL, NATIONAL BANKSHARES, INC., P.O. BOX 90002, BLACKSBURG, VIRGINIA 24062-9002.

APPENDIX
                            NATIONAL BANKSHARES, INC.
                         CHARTER OF THE AUDIT COMMITTEE
                                     OF THE
                               BOARD OF DIRECTORS


I.      Audit Committee Purpose

        The Audit Committee of the Board of Directors of National Bankshares, Inc. (NBI) is appointed by the Board to assist the Board of Directors in discharging its oversight responsibilities by monitoring the integrity of the financial reporting process of the Corporation and its systems of internal controls concerning finance, accounting and legal compliance. The Audit Committee is also responsible for monitoring the independence and performance of the Corporation's independent accountants and of the internal audit function at both holding company and subsidiary levels.

        The primary function of the Committee is to serve as an independent and objective party to assist the Board in fulfilling its oversight responsibilities by overseeing and monitoring:
1. The quality and objectivity of financial reports and other financial information provided by NBI to the public and to any governmental body.
2. NBI's system of internal controls for finance, accounting and regulatory compliance. 3. NBI's compliance with legal and regulatory requirements. 4. The independence and performance of NBI's independent accountants.

II.        Audit Committee Membership and Meetings

        The Audit Committee shall consist of three or more Independent Directors (as defined by the Marketplace Rules of the Nasdaq Stock Exchange). Specifically, the Audit Committee members should be independent of the management of the Corporation and free from any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a Committee member. All Committee members must be able to read and understand fundamental financial statements, including the Corporation's balance sheet, income statement and cash flow statement. At least one Committee member must have past employment experience in finance or accounting, requisite professional certification in accounting or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

        Audit Committee members shall be appointed by the Board of Directors upon recommendation of the Chairman of the Board. If the Chairman of the Audit Committee is not designated or is not present at a meeting, the members of the Committee may designate a Chairman by majority vote of the members.

        The Audit Committee shall meet periodically as deemed necessary or appropriate to carry out its responsibilities, but shall meet at least four times annually. After its meetings, the Committee shall submit a report of its deliberations and actions to the Board of Directors. At least annually the Committee should meet in executive session with the independent accountants to discuss, among other things, the Corporation's accounting practices, internal controls and financial reporting and any significant difficulties encountered by the independent accountants, any important discoveries they have made or any material concerns they may have. If quarterly limited reviews conducted by the independent auditors result in findings that would be reported in a year-end letter under Statement on Auditing Standards No. 61, the Audit Committee or its Chairman should communicate with the independent auditors and with management about those findings.

III.    Audit Committee Responsibilities and Duties

        In carrying out its duties, the Audit Committee shall undertake the following:
A.   General Responsibilities
-----------------------------
1. Maintain open communications with the independent accountants, executive management and the Board.
2. Review the financial results presented in all reports filed with the Securities and Exchange Commission.

3. Review all reports issued by regulators and consider the results of regulatory examinations to determine if they could have a material effect on NBI's financial statements, policies and operations.
4.      Annually review and assess the adequacy of the Audit Committee Charter.
5. Take other actions required of the Committee by law or regulation or as requested by the Board. In discharging its duties, the Committee shall have the authority to retain independent legal, accounting or other advisors. NBI shall provide appropriate funding, as determined by the Committee, for payment of compensation to the independent accountants for the purpose of issuing an audit report and to any independent legal or other advisors employed by the Committee.

B. Responsibilities Regarding the Engagement of the Independent Accountants
---------------------------------------------------------------------------
1.      The Committee shall have the sole authority to appoint or replace the independent accountants. The Committee shall be directly responsible for the compensation of the independent auditors and for the oversight of their work. The independent accountants report directly to the Committee.
2.      The Committee shall ensure the independence of the independent accountants by:
        a.      Requiring an annual written report from the
                independent accountants outlining all relationships
                between the independent accountants and NBI and addressing the matters set forth in Independence Standards Board Standard No. 1, and engaging in a dialogue with the independent accountants about any relationships or services that may impact their objectivity with regard to NBI.
        b. Pre-approving all auditing services and permitted non-audit services to be performed by the independent accountants for NBI.
        c. Ensuring the rotation of the lead audit partner as required by the rules and regulations of the Securities and Exchange Commission and overseeing compliance with guidelines relating to NBI's hiring of employees or former employees of the independent accountant who participated in the Corporation's audit.

C.      Responsibilities for Reviewing the Annual Audit, the Internal
        Audit Function, and the Financial Statements
---------------------------------------------------------------------
1. The Audit Committee should meet with the independent public accountants upon the completion of any audit of the consolidated financial statements of the Corporation to review and discuss:
        (a)  any  report  or  opinion  made  in  connection  with  the  audit,
        (b) the adequacy and effectiveness of the Corporation's internal controls, (c) significant accounting policies, (d) significant audit adjustments, (e) management judgments and accounting estimates, (f) disagreements with management, (g) consultation with other accountants by management, and (h any significant relationships between the Corporation and the independent auditors that could impair the auditors' independence.
2. The Audit Committee should review the internal audit function of the Corporation, including the scope and general extent of internal audits and credit reviews, the independence of the Corporate Auditor, the adequacy of the budget and staff and the extent to which recommendations made by the internal auditors or independent public accountants have been accepted and implemented by the Corporation.
3. The Audit Committee should review the consolidated statements of the Corporation and the annual reports required to be submitted to federal regulatory authorities to assess the accuracy and adequacy of the information presented.
4. The Audit Committee should review disclosures made to it by the CEO and CFO of NBI during their certification process for the Form 10-K and Form 10-Q about any significant deficiency in the design or operation of internal controls over financial reporting, any material weakness in internal controls, or any fraud involving management or employees who have a significant role in the Corporation's internal control over financial reporting.

D. Compliance Oversight and Reporting Responsibilities
------------------------------------------------------
1. As a part of its responsibilities, the Audit Committee should review with management, internal auditors and independent accountants the Corporation's compliance with applicable laws and regulations, as well as its internal policies concerning conflicts of interest and standards of conduct for Directors and employees.
2. The Audit Committee shall establish procedures for the confidential and anonymous submission by employees of NBI of concerns regarding questionable accounting or auditing matters.
3. As required by the Securities and Exchange Commission, the Committee shall prepare an annual report to shareholders to be included in the Corporation's annual proxy statement.

                            NATIONAL BANKSHARES, INC.
                               101 Hubbard Street
                              Blacksburg, VA 24060
                                 P.O. Box 90002
                                   Blacksburg,


                                      PROXY

================================================================================
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Lindsay Coleman, of Blacksburg, Virginia and Howard H. VA 24062-9002 Hale of Bluefield, West Virginia, or each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of Common Stock of National Bankshares, Inc. held of record by the undersigned on March 5, 2004, at the Annual Meeting of Stockholders to be held on April 13, 2004, or at any adjournments thereof.
================================================================================

1.      Election of Directors

        ____ FOR all nominees listed below        ____ WITHHOLD AUTHORITY
             (except as marked to the                  to vote for all
             contrary below)                           nominees listed below

     (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

                                  Jack M. Lewis
                                 James G. Rakes
                               Jeffrey R. Stewart

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

        This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for Proposal 1 set forth above.

        The undersigned acknowledges receipt of the Proxy Statement dated March 15, 2004.

        Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If partnership, please sign in partnership name by authorized person.


        -------------------------------------------       ----------------
                          Signature                             Date:


        --------------------------------------------      ----------------
                  Signature if held jointly                     Date:


                  PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
               PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.